Exhibit 10.24

Sale of Goods Agreement

This contract for the sale of goods is entered into as of [     ], by and between [     ] (the “Seller”), and [     ] (the “Buyer”).

The parties agree as follows:

1.	Sale of Goods: Pursuant to the terms and conditions of this Agreement, the Seller agrees to transfer ownership and deliver possession to the Buyer, and the Buyer shall pay for and accept from the Seller, the “Goods” listed at such prices as agreed by the Parties in this Agreement as below:

No.	Description of Goods	Quantity (Unit)	Price per Unit (USD)	Total Price (USD)

Total Purchase Price

2.	Purchase Price: As consideration for the sale of the goods, the Buyer shall pay to the Seller a total purchase price of $[ ] (the “Purchase Price”).

3.	Payment Terms: Unless otherwise stated, payment for the Goods shall be made as follows:

3.1.	Down payment of [ ] percent ([ ]%) of the Purchase Price is due within [ ] days from the effectiveness date of this Agreement.

3.2.	Balance of [ ] percent ([ ]%) of the Purchase Price is due within [ ] days from the date of the Buyer’s receipt of the Goods.

3.3.	Seller’s bank information is as follow:

For Payment from Hong Kong and other Asian regions:

Bank name:

Bank address:

Bank account name:

Bank account no:

Bank code:

Swift code:

For Payment from USA and other North American regions:

Bank name:

Bank address:

Bank account name:

Bank account no:

ABA routing no:

Swift code:

4.	Seller’s Representations: The Seller hereby represents and warrants the Buyer as follows:

4.1.	The Seller has full right, power, and authority to sell the Goods.

4.2.	The Seller hereby warrants that the Seller has the authority necessary to sign this agreement.

5.	Delivery of Goods/Shipping: The Seller shall deliver the goods per the terms listed below:

5.1.	Date of Delivery: The Goods shall be delivered to the Buyer on or within [ ] business days from the date which the Seller receives the down payment.

5.2.	Location of Delivery: The Seller shall deliver the Goods to the location specified by the Buyer here: Buyer should provide delivery address here

Attention:

Phone:

Address:

5.3.	Delivery Notice: The Seller shall provide the Buyer with the shipment tracking information once it is available so that the Buyer can track the Goods in transit. The Seller shall notify the Buyer of any delays that may affect the expected delivery date.

5.4.	Risk of Loss: The Seller assumes responsibility for the Goods, and all risk of damage, loss, or delay of the Goods, until the Goods are delivered to by the Buyer. Once the Goods have been delivered to the Buyer, the Buyer assumes all responsibility for and risk of damage to such Goods.

5.5.	Acceptance test: The Buyer shall conduct acceptance test of Goods within [ ] business days from the date of delivery, and shall notify the Seller of result of acceptance test in written. The Buyer will be assumed to have accepted the Goods unconditionally unless a claim that a Good is defective is made to the Seller within [ ] business days from the date of delivery.

6.	Warranty and Refund Policy: The Seller has warranty and refund policy as below:

6.1.	Warranty Policy: Goods delivered are warranted to be free from defects in materials or workmanship.

6.2.	Refund Policy: Goods delivered not as described to the Client may be refunded for the unit price of that Goods.

6.2.1.1.	Goods not as Described: Only goods delivered in the following condition will be considered not as described:

●	Unmatched model: Model/RAM/Color of a Good does not match description per Term 1 Sales of Goods;

●	Quality defection: a Good is flawed or defective and can not function in good condition.

7.	Force Majeure:

7.1.	All events or circumstances which are beyond the reasonable control of both parties such as but not limited to strike, lockouts, riot, civil commotion, fires, earthquake, floods, typhoons, explosions, epidemics, Acts of God, acts of government, or any other cause beyond the reasonable control of the Seller shall be regarded as Force Majeure.

7.2.	Force majeure circumstances must be notified in written by the party affected by force majeure to the other within five (5) days and confirmed in writing within seven (7) days after receipt of such notice. Force majeure circumstances must be certified by relevant Chamber of Commerce. Force majeure circumstances notified beyond this period shall not be taken into consideration.

7.3.	Should Force Majeure last for more than three (3) months, both parties shall consult each other and shall try to reach a satisfactory solution.

8.	Representations:

8.1.	Authority to Sign: Each party promises to the other party that it has the authority to enter into this Contract and to perform all of its obligations under this Contract.

9.	General:

9.1.	Modification(s): To change anything in this Contract, the Client and the Business must agree to the change in writing and sign a document showing their contract.

9.2.	Signatures: The Client and the Business must sign the document either electronically or in hardcopy. If this document is signed in hard copy, it must be returned to the Business for valid record. Electronic signatures count as originals for all purposes.

10.	Term and Termination: If one of the parties chooses to end the Agreement prior to product delivery, the Buyer is responsible for paying for all work and costs incurred up until that date.

The Parties hereto agree to the foregoing as evidenced by their signatures below.

Seller:	Buyer:

Name:	Name:
Title:	Title: